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                                                                     Exhibit 5.1


March 6, 2006


Health Fitness Corporation
3600 American Boulevard West
Suite 560
Bloomington, MN 55431

RE: EXHIBIT 5.1 TO REGISTRATION STATEMENT ON FORM S-3

Ladies/Gentlemen:


We are acting as corporate counsel to Health Fitness Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 6,681,000 shares of the Company's common stock (the "Shares") which may be offered for sale by certain selling security holders (the "Selling Security Holders") named in the Registration Statement.


In acting as such counsel for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

     1.   The Company's Amended and Restated Articles of Incorporation
          ("Articles");

     2. The Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock (the "Series B Stock") pertaining, in part, to the issuance of 5,100,000 Shares upon conversion of the Series B Stock;


     3. Warrant Agreements (the "Warrants") dated November 14, 2005 pertaining to the issuance of up to 1,581,000 Shares upon the exercise for cash of such Warrants;


     4.   The Company's Restated Bylaws;

     5. Certain corporate resolutions of the Company's Board of Directors pertaining to the authorization and issuance of the Series B Stock, the Warrants and the Shares by the Company; and

     6.   The Registration Statement.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

     1. The Company's Articles validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

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Health Fitness Corporation
March 6, 2006
Page 2



     2. The Shares to be sold by the Selling Security Holders named in the Registration Statement will, upon issuance in accordance with the terms of the Series B Stock and the Warrants, as the case may be, validly issued and outstanding, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Sincerely,

FREDRIKSON & BYRON, P.A.

/s/ John A. Satorius
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John A. Satorius